EXHIBIT 23.1
                          INDEPENDENT AUDITORS' CONSENT






To the Board of Directors of
       Win or Lose Acquisition Corporation

       As an independent public accountant, I hereby consent to the inclusion in this registration statement on Form S-1 of our report on the Balance Sheet of Win or Lose Acquisition Corporation as of December 31, 2003, and the related statements of operations, changes in Stockholders' equity and cash flows for the year then ended. I also consent to the references to my firm in the "Experts" section of the Prospectus.

         /s/

                             Michael F. Cronin CPA


Rochester, New York
February 20, 2004